A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We hereby consent to the incorporation by reference of our Auditor’s Report dated April 14, 2005, on the balance sheets of Lincoln Gold Corporation (the “Company”) as of December 31, 2004 and 2003 and the related Statements of Operations, Stockholders’ Deficiency and Cash Flows for the year ended December 31, 2004, the period September 23, 2003 (Date of Inception) to December 31, 2003 and the period September 25, 2003 (Date of Inception) to December 31, 2004 in the Company’s Registration Statement on Form SB-2 to be filed with the United States Securities and Exchange Commission in order to register the sale of units, with each unit to be comprised of one share of the Company’s common stock, one-half of one Class A share purchase warrant and one Class B share purchase warrant.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

“Amisano Hanson”

Amisano Hanson
Chartered Accountants
Vancouver, Canada

December 21, 2005

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net